EXHIBIT 32

Written Statement of Chief Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer of Chemung Financial Corporation (the "Corporation"), hereby certifies that, to his knowledge on the date hereof:

  the Annual Report on Form 10-K of the Corporation for the period ended December 31, 2003, filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

  /s/ Jan P. Updegraff

  Jan P. Updegraff

  President and Chief Executive Officer

  March 12, 2004

  EXHIBIT 32

  Written Statement of Chief Financial Officer

  Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

  The undersigned, the Chief Financial Officer of Chemung Financial Corporation (the "Corporation"), hereby certifies that, to his knowledge on the date hereof:

  the Annual Report on Form 10-K of the Corporation for the period ended December 31, 2003, filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

/s/ John R. Battersby, Jr.

John R. Battersby, Jr.

Treasurer and Chief Financial Officer

March 12, 2004